EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Aug-05
Determination Date	9/13/2005
Distribution / Payment Date	9/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	1,990,991,721.40	1,922,793,426.52
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,769,469,240.30	1,715,197,528.19
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,739,466,590.89	1,685,194,878.78

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	209,463,941.49	155,192,229.38	0.3527096
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,709,463,941.49	1,655,192,229.38	0.8531919
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,769,469,240.30	1,715,197,528.19	0.8575965

LIBOR 3.57125%	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	54,271,712.11	600,096.74	123.3448003	1.3638562
Class A-2a	–	593,541.67	0.0000000	3.2083333
Class A-2b	–	1,034,419.41	0.0000000	3.1441319
Class A-2c	–	326,989.72	0.0000000	3.1441319
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	995,826.56	0.0000000	3.1613542
Class A-3c	–	113,808.75	0.0000000	3.1613542
Class A-4	–	708,174.55	0.0000000	3.2044097
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	260,475.35	0.0000000	3.7210764
Class C	–	290,614.24	0.0000000	4.1516319

Total	54,271,712.11	5,510,863.65	27.9751093	2.8406514

COLT 2005-SN1 Secured Notes	54,271,712.11	7,784,112.99	27.5490554	3.9513211

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	37,977,652.40
Repurchased Contracts	1,495,563.49
Sale Proceeds - Early Terminations (Defaults)	1,385,714.68
Pull Ahead Payments - Actual	977,456.44
Sale Proceeds - Scheduled Terminations	27,726,858.29
Excess Wear and Excess Mileage Received	123,995.60
Other Recoveries Received	376,291.97
Payment Advance for Current Period	2,064,425.94
Residual Advance for Current Period	—
Pull Ahead Payment Advance	1,495,389.11
Prior Period Payment Ahead Applied to Current Period	476,303.22
COLT 2005-SN1 Reserve Account Draw	407,037.84

Total Collections	74,506,688.98

II. Distributions

Total Collections	74,506,688.98
Less: Reimbursement of Payment Advance	3,726,288.60
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	423,547.76
Less: Current Period Payment Ahead Received	1,271,031.12
Less: COLT Servicing Fee	1,474,557.70
Less: Secured Note Interest Distributable Amount	7,784,112.99
Less: Secured Note Principal Distributable Amount	54,271,712.11
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,474,557.70

Excess to be Released to COLT, LLC	4,080,881.00

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	8,230,717.36

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	7,784,112.99
Secured Note Principal Distributable Amount	54,271,712.11
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	62,055,825.10

II. Distributions

Total Collections	62,055,825.10
Plus: Net Amount Due From Swap Counterparty	—
Less: CARAT Servicing Fee	14,495.55
Less: Net Amount Due to Swap Counterparty	196,303.91
Less: Noteholders’ Interest Distributable Amount	5,510,863.65
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	54,271,712.11
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	2,062,449.89

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	8,703,854.29
Less: Reimbursement of Outstanding Payment Advance	3,726,288.60
Plus: Current Period Payment Advances	2,064,425.94

Ending Balance of Payment Advance	7,041,991.63

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	465,127.49
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	423,547.76
Plus: Current Period Pull Ahead Payment Advances	1,495,389.11

Ending Balance of Pull Ahead Payment Advance	1,536,968.84

Beginning Balance of Payment Ahead Account	1,981,507.49
Less: Prior Period Payment Ahead Applied to Current Period	476,303.22
Plus: Current Period Payment Ahead Received	1,271,031.12

Ending Balance of Payment Ahead Account	2,776,235.39

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	152,864,352.38
Beginning Reserve Account Balance	153,271,390.22
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	407,037.84

Ending COLT 2005-SN1 Reserve Account Balance	152,864,352.38

DELINQUENCIES

	# of Contracts	Amount
31-60 Days Delinquent	1,529	27,520,512.19
61-90 Days Delinquent	249	4,527,587.84
Over 90 Days Delinquent	184	3,298,409.43

Total	1,962	35,346,509.46

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	1,750,307.31
Less: Aggregate Sales Proceeds	1,385,714.68
Less: Excess Wear and Excess Mileage Received	82.84
Less: Other Recoveries	11,309.71

Current Period Net Losses on Early Term Defaults	353,200.08

Beginning Cumulative Net Losses on Early Term Defaults	444,859.26
Current Period Net Losses	353,200.08

Ending Cumulative Net Losses on Early Term Defaults	798,059.34

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	26,336,838.48
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	27,726.858.29
Less: Pull Ahead Payments	977,456.44
Less: Excess Wear and Excess Mileage Received	123,912.76
Less: Other Recoveries	364,982.26

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(2,856,371.27)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(9,686,641.12)
Current Period Net Losses/(Gains)	(2,856,371.27)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(12,543,012.39)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	90,637
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.452%
Weighted Average Original Term	39.16	39.35
Weighted Average Remaining Term	26.93	21.97

Number of Units Terminated during the Month
Scheduled Terminated		1,169
Pull Ahead		686
Early Terminations Not Pull Ahead Not Default		70
Early Terminations Default		94

		2,019

Note: In August there were 984 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73